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                                                        Exhibit 23


                       Consent of Independent Auditors



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-29911) pertaining to the Employee Stock Purchase Plan of Waterlink, Inc.; 1997 Non-Employee Director Stock Option Plan of Waterlink, Inc.; Waterlink, Inc. Amended and Restated 1995 Stock Option Plan, and the Waterlink, Inc. 1997 Omnibus Incentive Plan of our report dated June 4, 1998, with respect to the combined financial statements of Aquafine Engineering Services Limited and Purac Engineering, Inc. included in Amendment No. 1 of the Waterlink, Inc. Current Report (Form 8-K/A) dated March 25, 1998.

                                            Ernst & Young
                                            Chartered Accountants


June 4, 1998
Cambridge, England